Exhibit 28 (j)(5) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2020, on the January 31, 2020 financial statements and financial highlights of Hancock Horizon Quantitative Long/Short Fund (one of the series constituting the Advisors’ Inner Circle Fund II, the “Fund”) included in the Registration Statement of Federated Hermes Adviser Series (Form N-1A: File No. 333-218374).

/s/Ernst & Young LLP

Philadelphia, Pennsylvania

June 28, 2021